Exhibit 10.8

TERMINATION AGREEMENT

This TERMINATION AGREEMENT (this “Agreement”), dated May 29, 2014, made by and among Thinspace Technology, Inc. a Delaware corporation (the “Company”) and Owen Dukes (the “Employee”). The Company and the Employee are collectively referred to herein as the “Parties”.

WHEREAS, Company and Employee are parties to that certain employment agreement, dated December 31, 2013 (the “Existing Agreement”).

WHEREAS, on the date hereof, Employee has resigned as Chief Executive Officer and director of the Company, effective immediately.

WHEREAS, the parties would like to terminate the Existing Agreement, effective as of the date hereof.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

1. Termination.

a.
The Existing Agreement and any and all obligations of any party arising from such Existing Agreement, shall, in all respects, be deemed to be null and void and of no further force and effect as of May  29, 2014 (the “Effective Date”).

b.
Employee represents and warrants to the  Company that Employee has returned to the Company any and all documents, software, equipment (with the exception of one company issued laptop), Company credit cards, and all other materials or other things in Employee’s possession, custody, or control which are the property of the Company, including, but not limited to, any Company identification, keys, and the like, wherever such items may have been located; as well as all copies (in whatever form thereof) of all materials relating to Employee’s employment, or obtained or created in the course of his employment, with the Company.  Employee further represents and warrants to the Company that, other than those materials that Employee has returned to the Company as described in the previous sentence, Employee has not copied or caused to be copied, and has not printed-out or caused to be printed-out, any software, computer disks, or other documents other than those documents generally available to the public, or retained any other materials originating with or belonging to the Company, and that Employee will not do so.  Employee further represents and warrants to the Company that Employee has not retained and will not retain in his possession any software, documents or other materials in machine or other readable form, which are the property of the Company, originated with the Company, were obtained or created in the course of Employee’s employment, or relate to employment with the Company.

2. Non-Disparagement. All Parties agree not to disparage or otherwise make unfavorable remarks regarding any other party to this Agreement. This Section shall in all respects survive any termination of this Agreement and shall remain in full force and effect during the period specified in this Section.

3. Non-Competition. For a period of three (3) years commencing on the Effective Date, the Employee agrees that he shall not directly or indirectly, on his own behalf or in the service or on behalf of others, whether or not for compensation, engage in any business activity, or have any interest in any person, firm, corporation or business, through a subsidiary or parent entity or other entity (whether as a shareholder, agent, joint venturer, security holder, trustee, partner, consultant, creditor lending credit or money for the purpose of establishing or operating any such business, partner or otherwise) with any Competing Business in the Covered Area. For the purpose of this Section 3, “Competing Business” means any business designing, selling or distributing cloud computing desktop and application delivery solutions. Notwithstanding the foregoing, the Executive may own shares of companies whose securities are publicly traded, so long as ownership of such securities do not constitute more than one percent (1%) of the outstanding securities of any such company. This non-compete clause shall cover the rendering of such services worldwide. This Section shall in all respects survive any termination of this Agreement and shall remain in full force and effect during the period specified in this Section. Should a court of competent jurisdiction rule that this clause is too broad in its scope it shall construed to have the broadest interpretation as allowed by law.

4. Non-Solicitation. For a period of three (3) years commencing on the Effective Date, the Employee agrees that he shall not divert any (i) business of the Company and/or its subsidiaries or affiliates or (ii) any existing or prospective customers or suppliers of the Company and/or its subsidiaries or affiliates(of which the Employee is then currently aware), (iii) affiliated research institutions or scientists, of the Company and/or its subsidiaries, to any other person, entity or competitor, or induce or attempt to induce, directly or indirectly, any person to leave his or her employment with the Company and/or its subsidiaries or affiliates. Customers are defined as entities directly or indirectly receiving products or services from the Company and/or its subsidiaries or affiliates within the previous three (3) years  in the cloud computing desktop and application delivery solutions s. This Section shall in all respects survive any termination of this Agreement and shall remain in full force and effect during the period specified in this Section.

5. Non-Disclosure.  For a period of three  (3) years hereafter, at no time shall Employee, individually or jointly with others, for the benefit of Employee or any third party, publish, disclose, use, or authorize any other person to publish, disclose, or use any secret or confidential material or information relating to the business or operations of the Company, including, without limitation, any secret or confidential information relating to the business, customers, trade or industry practices, trade secrets, technology, or know-how of the Company, unless such information is in the public domain through no fault of Employee or except when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order Employee to divulge, disclose or make accessible such information..

6. General Release.
a.
In exchange and in consideration outlined in this Agreement, Employee, to the extent allowed by law, releases and forever discharges the Company and all of its subsidiaries, parents, affiliates, and their present or former officers, directors, employees, agents, successors or assigns (the “Released Entities”) from any and all claims, demands, damages, actions, causes of action or suits at law or in equity of whatever kind or nature, including, without limitation, for any any past commission or bonus deals with the Company, verbal or otherwise, which Employee ever had, now has, or hereafter can, shall or may have against the Released Entities, whether known or unknown, from the beginning of the World to the date of this Agreement, provided that, nothing in this Section 6(a) will release any party from its obligations pursuant to this Agreement. This general release or giving up of claims is binding on the Employee, his/her heirs, assigns, and/or representatives.

b.
Employee's decision to enter into this Agreement is based solely on the mutual considerations described above and is wholly his/her free act and deed. EMPLOYEE HAS CONSIDERED THIS GENERAL RELEASE AND CONFIRMS THAT THE COMPANY ADVISED HIM/HER TO CONSULT WITH HIS/HER ATTORNEY BEFORE EXECUTING THIS AGREEMENT.

7. Indemnification.

7.1 Indemnification by the Company. Subject to the conditions set forth in Section 7.2 set forth below, the Company hereby agrees to indemnify and hold Employee harmless from and against any and all notices, actions, suits, proceedings, claims, demands, assessments, judgments, costs, penalties and expenses against Employee arising out of a breach by the Company of a representation, warranty or covenant under the note and related documentation issued by the Company to HSBC (“HSBC Note”) or the Stock Purchase Agreement between the Company and Goldcrest Distribution Limited and related documentation (“Goldcrest Financial Note”). Such agreement to indemnify shall survive this Agreement until the earlier of (i) the expiration of the Goldcrest Financial Note and related loan facility or (ii) the removal of Employee’s personal guarantee with HSBC and Goldcrest.  Any such notices, actions, suits, proceedings, claims, demands, assessments, judgments, costs, penalties and expenses are hereinafter collectively referred to as “Losses”. Notwithstanding anything to the contrary herein, the Company shall have no further liability for any Loss that Employee identifies as a Claim (as defined below) delivered to the Company after three years from the date hereof.

        7.2 Procedures.

(a)           In the event that any legal proceedings shall be instituted or that any claim or demand (“claim”) shall be asserted by any person in respect of which payment may be sought under section 7.1 hereof, Employee shall reasonably and promptly cause written notice of the assertion of any claim of which it has knowledge which is covered by this indemnity to be forwarded to the Company.  The Company shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to Employee, and to defend against, negotiate, settle or otherwise deal with any claim which relates to any losses indemnified against hereunder.  If the Company elects to defend against, negotiate, settle or otherwise deal with any claim which relates to any losses indemnified against hereunder, it shall within ten (10) days (or sooner, if the nature of the claim so requires) notify employee of its intent to do so.  Employee shall not be liable for any settlement of any claim effected without its prior written consent, provided, however, that such consent shall not unreasonably be withheld, delayed, or conditioned.  If the Company elects not to defend against, negotiate, settle or otherwise deal with any claim which relates to any losses indemnified against hereunder, fails to notify employee of its election as herein provided or contests its obligation to indemnify Employee for such losses under this Agreement, Employee may defend against, negotiate, settle or otherwise deal with such claim.  The Company shall not be liable for any settlement of any claim effected without its prior written consent, provided, however, that such consent shall not unreasonably be withheld, delayed, or conditioned. If Employee defends any claim, then the Company shall promptly reimburse Employee for the actual expenses of defending such claim upon submission of periodic bills.  If the Company shall assume the defense of any claim, Employee may participate, at its own expense, in the defense of such claim; provided, however, that Employee shall be entitled to participate in any such defense with separate counsel at the expense of the Company, if, (i) so requested by the Company to participate or (ii) in the reasonable opinion of counsel to employee, a conflict or potential conflict exists between Employee and the Company that would make such separate representation advisable.  The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such claim.

(b)           After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or Employee and the Company shall have arrived at a mutually binding agreement with respect to a claim hereunder, Employee shall forward to the Company notice of any sums due and owing by the Company pursuant to this Agreement with respect to such matter and the Company shall be required to pay all of the sums so due and owing to Employee by wire transfer of immediately available funds within 10 business days after the date of such notice. The failure of Employee to give reasonably prompt notice of any claim shall not release, waive or otherwise affect the Company’s obligations with respect thereto except to the extent that the Company can demonstrate actual loss and prejudice as a result of such failure.

        (c)            Conditions to Indemnification by the Company. The Indemnification provisions set forth above, are in all respects subject to and conditioned upon the Employee taking any and all actions required to maintain its personal guarantees in full force and good standing, and not to take or cause any actions that would result in the HSBC Note or the Goldcrest Financial Note and related loan facility to be in default.

7.3                      Covenant by Employee; Indemnification by the Employee.  The Employee covenants to the Company that he will maintain full non-modified compliance with his obligations as set forth under the HSBC Note and the Goldcrest Financial Note, for the periods set forth therein. The Employee hereby agrees to indemnify and hold the Company harmless from and against any and all notices, actions, suits, proceedings, claims, demands, assessments, judgments, costs, penalties and expenses against the Company arising out of any (i) promises or agreements by Employee, whether written or oral to employees, contractors, and third-parties as to stock grants, options, or unpaid cash payments or bonuses except for those outlined in disclosed compensation plans and employment agreements, all as set forth and disclosed in the Company’s filings with the Securities and Exchange Commission, and (ii) Employee failing to maintain its personal guarantees in full force and good standing, or Employee taking or cause any actions that would result in the HSBC Note or the Goldcrest Financial Note and related loan facilities to be in default. Indemnification under this Section 7.3 will follow the procedures set forth under Section 7.2.

8. Entire Agreement. This Termination Agreement contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters.  Each party acknowledges that no party has made any promise, representation, or warranty whatsoever, express or implied, not contained herein concerning the subject matter hereof.

9. Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

10. Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart.

11. Governing Law and Interpretation.  This Agreement shall be governed and conformed in accordance with the laws of the State of Florida without regard to its conflict of laws provision. Any party to this Agreement bringing a legal action or proceeding against any other party arising out of or relating to this Agreement or the transactions contemplated hereby shall bring the legal action or proceeding in either the United States District Court for the Middle District of Florida, or in any court of the State of Florida sitting in Orange County, Florida (the “Designated Courts”). Each party consents to the exclusive personal jurisdiction of the Designated Courts for the purpose of all legal actions and proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each party agrees that the exclusive choice of forum set forth in this Section does not prohibit the enforcement of any judgment obtained in the Designated Courts or any other appropriate forum.

12. Agreement is the Product of Negotiations.   This Agreement is the product of negotiations between Company and Employee and in their respective attorneys and thus any ambiguity contained herein shall not be construed against one party or the other.

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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

EMPLOYEE:

/s/ Owen Dukes
Owen Dukes

COMPANY:

THINSPACE TECHNOLOGY INC.

By: /s/ Michael Brodsky
Name: Michael Brodsky
Title: Director